Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated February 11, 2019

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

MC Endeavors, Inc.

$525,000

300,000,000 SHARES OF COMMON STOCK

$0.00175 PER SHARE

This is the public offering of securities of MC Endeavors, Inc., a Nevada corporation. We are offering 300,000,000 shares of our common stock, par value $0.001 (“Common Stock”), at an offering price of $0.00175 per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 500,000 Offered Shares ($875); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “MSMY.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.00175	$525,000
Underwriting Discounts and Commissions (3)	0.000	–
Proceeds to Company	$0.00175	$525,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total, including underwriting discount and commissions, will be approximately $47,727 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.00175 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is February 11, 2019.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “MC Endeavors”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of MC Endeavors, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “MC Endeavors, Inc.” was incorporated on May 22, 2001 under the laws of the State of Nevada, to engage in any lawful corporate undertaking. Our fiscal year-end date is December 31.

Our principal offices are located at 33865 Mariana Unit C, Dana Point, CA 92629, Phone: 800-831-8779, Email: info@room21media.com. Website(s): www.room21media.com.

MC Endeavors, Inc. (the "Company") was incorporated in the State of Nevada on May 22, 2001 and Room 21, Media, Inc. (“Room 21”), its wholly owned subsidiary, was incorporated in Wyoming on November 9, 2016. Room 21 is engaged in the business of utilizing a single core platform, Room 21, to produce, distribute and monetize online communities for individuals and businesses to interact with industries ranging from industrial business to healthcare to entertainment. The Room 21 proprietary platform utilizes an internal replication technology and is branded to each social app, industry vertical, event, film, or online contest we produce.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol MSMY.

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THE OFFERING

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Issuer:	MC Endeavors, Inc.

Securities offered:	A maximum of 300,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.00175 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	501,082,694 Common Shares Issued and Outstanding as of December 6, 2018

Number of shares of Common Stock to be outstanding after the offering	801,082,694 Common shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.00175

Maximum offering amount:	300,000,000 shares at $0.00175 per share, or $525,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “MSMY.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $477,273. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company had minimal revenues and has incurred losses of $284,503 for the nine months ended September 30, 2018. In addition, the Company incurred losses of $628,834 for the period since inception through September 30, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Operations and Basis of Presentation – Going Concern for further information.

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Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of MC Endeavors, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both the social media and digital media industries, which are both rapidly transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream, but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

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We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically John Stippick. We have an Employment Agreement in place with Mr. Stippick. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the same lines of business or other related companies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the technological markets.

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Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 1,000,000,000 shares of common stock. We have issued and outstanding 502,882,694 Common Shares as September 30, 2018. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

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Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

Because directors and officers currently and for the foreseeable future will continue to control MC Endeavors, Inc., it is not likely that you will be able to elect directors or have any say in the policies of MC Endeavors, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of MC Endeavors, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

Intellectual property rights claims may adversely affect an investment in us.

We are not aware of any intellectual property claims that may prevent us from operating; however, third parties may assert intellectual property claims relating to our operation. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extremely expensive. Additionally, a meritorious intellectual property claim could prevent us from operating and force us to liquidate. As a result, an intellectual property claim against us could adversely affect an investment in us.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $47,277 will be $477,273. We will use these net proceeds for the following.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Sales and Marketing 49,748
				Content Production 26,290
				App Promotion 25,300
				Legal & Compliance 18,583

25.00%	131,250	11,932	119,318	$ 119,318

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Sales and Marketing 99,495
				Content Production 52,580
				App Promotion 50,600
				Legal & Compliance 47,166
				Working capital $22,659
50.00%	262,500	23,864	$238,637.00	$238,637

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Sales and Marketing 129,243
				Content Production 78,870
				App Promotion 75,900
				Legal & Compliance 55,749
				Working capital $33,988
75.00%	393,750	35,795	357,955	$357,955

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Sales and Marketing 198,990
				Content Production 105,160
				App Promotion 101,200
				Legal & Compliance 74,333
				Working capital $45,318
100.00%	525,000	47,727	477,273	$477,273

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

______

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net book value per share of our Common Stock after this offering.

Our historical net book value deficit as of September 30, 2018 was $(716,349) or $ (0.0014) per then-outstanding share of our Common Stock. Historical net book value per share equals the amount of our total assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $47,737):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	0.00175	0.00175	0.00175	0.00175

Historical net book value per share as of March 31, 2018 (1)	(0.0014)	(0.0014)	(0.0014)	(0.0014)

Increase in net book value per share attributable to new investors in this offering (2)	0.0011	0.0009	0.0007	0.0004

Net book value per share, after this offering	-0.0003	-0.0005	-0.0007	-0.0010

Dilution per share to new investors	0.0020	0.0022	0.0025	0.0028

(1)	Based on our historical net book value deficit as of September 30, 2018 of $(716,349) or $(0.0014) per then outstanding shares of our Common Stock.

(2)	After deducting estimated offering expenses of $47,727.

The following table summarizes, on a pro forma basis as of September 30, 2018, the number of shares of shares of Common Stock that would be issued, assuming the sale of all of the Common Stock offered, the total consideration paid and the average price per Common Share paid by the existing stockholders and by new investors purchasing Common Stock in the Offering, assuming sale of all 300,000,000 Shares of Common Stock.

	Existing Shareholders	Investors Purchasing Offered Shares (1)	Total (1)
Shares purchased	502,882,694	300,000,000	802,882,694
Total consideration	$558,105.00	$525,000.00	$1,083,105.00
Average price	$0.0011	$0.00175	$0.0013

__________________

(1) Before deduction of estimated Offering expenses.

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DISTRIBUTION

______

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by the board of directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate when the maximum offering is reached or, if it is not reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Organization and Operations

MC Endeavors, Inc. (the “Company”) was incorporated in the State of Nevada on May 22, 2001, Room 21, Media, Inc. ("Room 21"), its wholly owned subsidiary, was incorporated in Wyoming on November 9, 2016, TheShare TV, Inc., ("SHTV") a Wyoming corporation was incorporated on March 14, 2018, as a wholly owned subsidiary and Megola, Inc. ("MGON") a Nevada corporation was incorporated on March 29, 2001, of which the Company owns one (1) share of Special 2018 Series A Preferred Stock of MGO N and 20,000,000 shares of Series D Preferred Stock of MGON.

On September 19, 2017 (the "Effective Date"), Room 21 Media, Inc. merged into the Company and became a 100% subsidiary of MC Endeavors, Inc. Furthermore, the Company entered into and closed on a share exchange agreement with Room 21 Media, Inc. and its shareholders.

On March 13, 2018, the Company formed SHTV to become a 100% subsidiary of the Company.

On May 30, 2018, pursuant to the terms of a Share Exchange Agreement, the Company transferred 100% of the issued and outstanding equity securities of SHTV to MGON in exchange for one (l) share of Special 2018 Series A Preferred Stock of MGON and 20,000,000 shares of Series D Preferred Stock of MGON.

The Company is engaged in the business of producing distributing and monetizing online communities for individuals and businesses to interact with industries ranging from industrial business to healthcare to entertainment.

Going Concern Matters

The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company's continuation as a going concern. The Company has incurred operating losses of $628,834 during the nine months ended September 30, 2018 and has an accumulated deficit of $716,349 as of September 30, 2018. In addition, current liabilities exceed current assets by $171,174 as of September 30, 2018.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (l) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying unaudited consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

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Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months, based on the successful completion of the entire offering amount, even after considering the costs associated with becoming a public reporting company. The Company has no immediate plans to merge with or acquire any company.

The Company intends to generate revenues by continuing to expand its existing lines of business. The Company expects to increase the number of employees at the corporate level.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products. These include expenses related to investing in assets, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared by management and are unaudited. The unaudited consolidated financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (" GAAP") of the United States.

Consolidation Policy

For September 30, 2018, the unaudited consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, Room 21 Media, Inc., All significant intercompany balances and transactions have been eliminated in consolidation.

On March 13, 2018, the Company formed SHTV to become a 100% subsidiary of the Company. On May 30, 2018, pursuant to the terms of a Share Exchange Agreement, the Company transferred l 00% of the issued and outstanding equity securities of SHTV to MGON in exchange for one (l) share of Special 2018 Series A Preferred Stock of MGON and 20,000,000 shares of Series D Preferred Stock of MGON.

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Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

Cash and cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired. As of December 30, 2018 and December 31 2017, the Company had $9,457 and $7,603 in cash and cash equivalents, respectively.

Revenues

Revenues for the nine month period ended September 30, 2018 increased to $143,496 compared to $103,598 for the period nine months ended December 30, 2017.

Expenses

Total operating expenses increased from $168,189 during the nine month period ended September 30, 2017 to $748,949 for the period ended September 30, 2018. The increase was due to an increase in general and administrative expenses and an increase in stock-based compensation.

Net Income

For period ended September 30, 2018, the loss from operations increased from $64,591 in the six months period ended September 30, 2017 to a loss of $658,453 during the nine months ended September 30, 12018 largely due to the increase in operating expenses.

Revenue recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company derives its revenues from the rendering of business advisory services, such as training, implementation, consulting, and other customer-specific services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Revenues from the services rendered are recognized in proportion to the services delivered.

Any amount receivable or received, but unrecognized for revenue recognition purpose is recorded as deferred revenues.

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Share-Based Expense

ASC 718, "Compensation - Stock Compensation," prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity - Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense totaled $394,700 for the period ended September 30, 2018.

Loss per Share Calculations

Basic earnings (loss) per share is computed by dividing income available to common shareholders by the weighted average number of common shares available. Diluted earnings per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company's diluted loss per share is the same as the basic loss per share for the period ended September 30, 2018 and December 31, 2017, as there are no potential shares outstanding that would have a dilutive effect.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable, and debt.

The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Recently Issued Accounting Standards

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

CONVERTIBLE NOTES PAYABLE
	June 30, 2018	June 30, 2017
Dated September 19, 2017	$25,250	$25,250
Dated November 22, 2017	15,000	15,000
Dated November 27, 2017	7,000	7,000
Dated January 8, 2018	10,000	–
Dated March 23, 2018	16,000	–
Dated May 21, 2018	25,000	–
Total convertible notes payable	98,250	47,250
Less: Unamortized debt discount	(1,705)	(14,667)
Total convertible notes	96,545	32,583
Less: current portion of convertible notes	96,545	32 583
Long-term convertible notes	$–	$–

For the six months ended June 30, 2018 and 2017, the Company recognized interest expense of $2,458 and $0 and amortization of discount, included in interest expense, of $16,654 and $0, respectively. As of June 30, 2018, and December 31, 2017, the Company had accrued interest of $3,394 and $935, respectively.

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September 19, 2017 Note

On September 19, 2017, the Company entered into a Promissory Note in the amount of $25,250 with an unrelated third party with no interest bearing for services and the note is due one year from execution date. The Holder may convert Promissory note at $1 per share with Company achieving a $20,000,000 market Cap.

November 22, 2017 Note

On November 22, 2017, the Company entered into a Promissory Note in the amount of $15,000 with an unrelated third party with 18% interest bearing and the note is due upon 90 days of funding of this agreement. The lender may convert Promissory note at a discount rate of 50%, based on the weighted 5 days average of market price prior to closing of this agreement. The Company recorded a discount on the convertible note due to a beneficial conversion feature of $15,000. The Note is currently in default and the Company recorded a default penalty of $100 for the six months ended June 30,2018.

November 27, 2017 Note

On November 27, 2017, the Company entered into a Promissory Note in the amount of $7,000 with an unrelated third party with 6% annual interest bearing and the note is due on 3 months from issue date. The holder may convert Promissory note at a par value of the Company common stock of $0.001. The Company recorded a discount on the convertible note due to a beneficial conversion feature of $7,000. The Note is currently in default. The default interest rate is 25%.

January 8, 2018 Note

On January 8, 2018, the Company entered into a Promissory Note in the amount of $10,000 with an unrelated third party with 10.5% annual interest bearing and the note is due on 365 days from issue date. The note may be converted at any time after the Maturity Date. The Company may convert Promissory note at a 40% discount to the previous 5-day average closing bid price per share of its common stock with a maximum conversion price of $1 per share.

March 23, 2018 Note

On March 23, 2018, the Company entered into a Promissory Note in the amount of $16,000 with an unrelated third party with 6% annual interest bearing and the note is due on 6 months from issue date. The holder may convert Promissory note at a par value of the Company common stock of $0.0065. The Company recorded a discount on the convertible note due to a beneficial conversion feature of $3,692.

May 21, 2018 Note

On May 21, 2018, the Company entered into a Promissory Note in the amount of $25,000 with an unrelated third party with 12% annual interest bearing and the note is due on 180 days from issue date. The holder may convert Promissory note at the maturity date at a discount rate of 50% to the previous five day average closing bid price per share with a maximum conversion price of $5 per share.

STOCKHOLDERS' DEFICIT

Preferred Stock

The Company is authorized to issue 30,000,000 shares of Series A Preferred Stock at a par value of $0.001 and 1 share of Special 2017 Series A Preferred Stock at a par value of $0.001.

As of September 30, 2018 and December 31, 2017, 20,000,000 and 0 shares of Preferred Stock were issued and outstanding, respectively.

As of September 30, 2018, and December 31, 2017, 1 and 0 shares of Special 2017 Series A Preferred Stock were issued and outstanding, respectively.

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Common Stock

The Company is authorized to issue 1,000,000,000 shares of common stock at a par value of $0.001.

During the nine months ended September 30, 2018, the Company issued common stock as follows;

•	45,000,000 shares of common stock for service with a value of $394,700.
•	21,857,143 shares of common stock for cash of $115,150

The Company recorded subscription receivable of $28,020 as of September 30, 2018.

During the nine months ended September 30, 2018, 306,000,000 shares of common stock issued to John Stippick, CEO of the Company, on December 5, 2017 was cancelled.

As of September 30, 2018 and December 31, 2017, 502,882,694 and 748,882,694 shares of common stock were issued and outstanding, respectively.

SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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MC Endeavors, Inc.

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Business

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MC Endeavors, Inc.

MC Endeavors, Inc. a Nevada corporation, is committed to becoming a leading global social commerce company that utilizes a single core platform, Room 21, to produce, distribute and monetize online communities for individuals and businesses to interact with industries ranging from industrial business to healthcare to entertainment. The Room 21 proprietary platform utilizes an internal replication technology and is branded to each social app, industry vertical, event, film, or online contest we produce.

On September 19, 2017 (the “Effective Date”), Room 21 media, Inc. merged into MC Endeavors, Inc. and became a 100% subsidiary of MC Endeavors, Inc. Furthermore, the Company entered into and closed on a share exchange agreement with Room 21 Media, Inc. and its shareholders. Pursuant to the terms of the share exchange agreement, MC Endeavors, Inc. issued 400,000,000 shares of its newly issued common stock and one (1) share of Special 2017 Series A Preferred Stock to the shareholders of Room 21 Media, Inc. in exchange for 32,000,000 shares of Room 21 Media, Inc.’s common stock, representing 100% of its issued and outstanding common stock, and as a result of the share exchange agreement, Room 21 Media, Inc. became a wholly owned subsidiary of MC Endeavors, Inc. Recapitalization For financial accounting purposes, this transaction was treated as a reverse acquisition by Room 21 Media, Inc., and resulted in a recapitalization with Room 21 Media, Inc. being the accounting acquirer and MC Endeavors, Inc. as the acquired company. The consummation of this reverse acquisition resulted in a change of control. Accordingly, the historical financial statements prior to the acquisition are those of the accounting acquirer, Room 21 Media, Inc. and have been prepared to give retroactive effect to the reverse acquisition completed on September 19, 2017, and represent the operations of Room 21 Media, Inc. The consolidated financial statements after the acquisition date, September 19, 2017 include the balance sheets of both companies at historical cost, the historical results of Room 21 Media, Inc. and the results of the Company from the acquisition date. All share and per share information in the accompanying unaudited consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization

Room 21 Media is a technology and media company. The primary source of revenues is based upon sales of its technology platforms, video productions and show sponsorships, advertising, and application software. The company utilizes a single core platform, Room 21™ to sell a wide range of technology solutions such as social commerce platforms and video media distribution platforms into vertical markets ranging from industrial business to healthcare to entertainment. Using the Room 21™ proprietary platform and utilizing an internal replication technology revenues are generated on a monthly recurring revenue stream with a focus of Software-As-A-Service (SAAS Model) of branded video social apps specific to industry verticals, events, films, or online contests we produce.

We lease a video platform from 05Media. 05Media is a comprehensive and disruptive AI and cloud-based Media & Social TV OTT platform that combines the power of Entertainment, Socialization, Commerce, Communication, and Interaction all in one. 05Media revolutionizes the way businesses engage their customers by combining the most popular social media tools and interactions with streaming video content. In the form of a cloud-based OS infrastructure and client apps, the platform enables businesses to deliver content to their customers through a new media, engage consumers through meaningful interactions, and generate revenue from new sources through targeted and unique advertising. www.05media.com.

Room 21 Media is a technology and media advertising company. The company utilizes a single core platform, Room 21™ to sell web development of websites, apps, and web platforms and also provides video content production services into vertical markets with a specific focus to the healthcare industry. Using the Room 21™ proprietary platform revenues are generated on a monthly recurring revenue basis with a focus of distributing client advertising and distributing sponsored video content through branded websites and video social apps.

Room 21 Media is launching The Share TV, otherwise known as the Recovery Lifestyle Network, is a digital-media company and entertainment platform, designed to not only entertain audiences, but to educate and connect them, so that we can build a strong community of support for those in recovery.

A sample client is Tres Vistas Recovery. We deliver web development, social media, branding and studio productions services to Tres Vistas.

Ivitalize is a current client. We are developing branding strategy, social media strategy, website development, and video production of commercials. We will feature iVitalize on Shared TV as a health and wellness alternative.

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Marketing

We acquire clients through word of mouth activities by our clients and outward bound marketing such as email, video production, social med and by using industry conferences.

Competition

Our competitors include Internet Brands, which is a vertically focused internet company that focuses on four core verticals: Automotive, Health, Legal, and Home / Travel. Their fully integrated vertical approach combines leading web solutions for businesses and media websites for consumers. Specifically in the healthcare market, Internet brands owns and operates platforms for web development, internet marketing while offering video and web content to attract new clients.

Another competitor is Jerrick Media Holdings, Inc., (OTCQB: JMDA) Jerrick is a technology company focused on the development of digital communities, targeted marketing of branded digital content, and e-commerce opportunities. Core to Jerrick’s unique capabilities is Vocal, a proprietary long-form social publishing platform.

While our competition is focused generally on web development, print content develop and social media, our strategy is to use advance branding and video production capabilities so that we serve video-based ads and content that attracts consumers to platforms and websites we have developed.

Seasonality

We do not expect material seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

The Company is currently using office space owned by Mr. John Stippick, the Company’s sole officer. There is no lease or fees being charged for the use of this space.

Intellectual Property

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

As of March 31, 2018, we had two full time employees and seven part time employees, including officers and directors. We believe that we will be successful in attracting experienced and capable personnel. Our employee has entered into agreements with us requiring him not to compete or disclose our proprietary information. Our employee is not represented by any labor union. We believe that relations with our employee are excellent. Usually the number of total employees and number of full-time employees will vary.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of November 30, 2018:

Name and Principal Position	Age	Term of Office	Approximate hours per week for part-time employees
John Stippick, CEO and President	50	Since November 2016	60

John Stippick, CEO and President

From November 2016 to the present, Mr. Stippick has been CEO and President of the Company, where he developed and launched SAAS business model including CRM, Social Marketing Strategy and Online Ticket purchasing for www.BigTexBBQFest.com generating over $500,000 revenues in four months with over 5,000 Facebook likes, 12,000 Twitter followers culminating in 25,000 attendees to live three day event. He successfully managed software development teams to create Room 21®, ProjectBasedLearning.com, and My Dream Machine®, the first ever social learning and social achievement Platforms for education markets.

He developed the process for execution of Sales & Marketing strategies for SAAS software in other key markets i.e. California, Utah, Nevada, and Hawaii. He also conceived and developed strategy to utilize Room 21® platform for content distribution and marketing of event and film projects, created and launched seminars, presentations, training, coaching, and consulting focused on increasing SAAS sales and SAAS best practices, expanded Market Sector Reach i.e. Law Firms and Hearing Practices - complete social business strategies, customer education software, and comprehensive business solution including social media growth solutions. relationships for future purchases and follow up transactions.

From February 2014 or November 216 was was Vice President of WebJaguar of Aliso, California, where he was responsible for development of SAAS eCommerce Sales, exceeding corporate goals with a 30% Increase in Sales Revenues.

From October 2010 to February 2014, Mr. Stippick founded and ran Super Star Learning of Dana Point, California. He was responsible for development of SAAS Sales and Marketing Goals and developing strategies, launched key pilot accounts to recommend positioning and pricing models through existing relationships with key decision makers at the county, district, and state levels in Hawaii and California.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

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Employment Agreements

Mr. Stippick has entered into an employment agreement with the Company for a term of five years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company for the period ended December 31, 2017:

	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation
Name and Principal Position
John Stippick, Chairman and Director	$57,738.99	-0-	-0-	$57,738.99

Total	$57,738.99	-0-	-0-	$57,738.99

The Company intends to pay Mr. Stippick $120,000 in cash compensation for year ending 2018. To date, $32,015.00 compensation has been accrued or paid to Mr. Stippick.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

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During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

The Company's stockholders have approved a 2018 Stock Option Plan, as previously adopted by our Board of Directors (the “Plan”). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

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Bonus Plan for Executive Officers

The Company's Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Bonus Plan

Our Management Stock Bonus Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. No shares have been issued under the plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

On September 19, 2017, the Company entered into a Share Exchange Agreement with John Stippick, the sole owner of Room 21 Media, Inc., a Wyoming corporation (“R21M”), whereby Mr. Stippick exchanged 32,000,000 shares of R21M's common stock for 400,000,000 shares of the Company's common stock and one (1) share of the Company's Preferred Stock. The issuance of these 400 million shares was not registered in any jurisdiction. The certificate representing these shares contain a legend which states that the shares have not been registered under the Securities Act of 1933 and refers to restriction on the transferability of such shares under the Securities Act.

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Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Mr. Stippick has entered into employment agreements with the Company for a term of five years. Pursuant to this employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that he shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of MC Endeavors, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of MC Endeavors, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of MC Endeavors, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of MC Endeavors, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

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Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

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The following sets forth certain information known to us regarding beneficial ownership of our capital stock as of September 30, 2018 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent (5%) of our capital stock. The percentage of beneficial ownership is based on 502,882,694 Common Shares Issued and Outstanding as September 30, 2018.

Title or Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	John Stippick 33865 Mariana Unit C Dana Point, CA 92629,	94,000,000.00	18.69
Preferred A Stock	Tim Algier 41911 Avenida Vista Ladera Temecula, CA 92591	20,000,000.00	100.00
Special Preferred A	John Stippick 33865 Mariana Unit C Dana Point, CA 92629	1	100.00

Common Stock

The Company is authorized to issue 770,000,000 shares of common stock at a par value of $0.001. As of December 31, 2017 and 2016, 748,882,694 and 25,000,000 shares of common stock were issued and outstanding, respectively.

John Stippick, sole officer and director, holds 18.76 % of the Company’s total Issued and outstanding Common Stock.

Preferred Stock

The Company is authorized to issue 30,000,000 shares of Series A Preferred Stock at a par value of $0.001 and 1 share of Special 2017 Series A Preferred Stock at a par value of $0.001. As of December 31, 2017 and 2016, 20,000,000 and 0 shares of Preferred Stock were issued and outstanding, respectively. As of December 31, 2017, and 2016, 1 and 0 shares of Special 2017 Series A Preferred Stock were issued and outstanding, respectively.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of September 30, 2018	Terms
Preferred A Stock	0.001	30,000,000	20,000,000	Convertible into 10 shares of Common Stock
Special Preferred A	0.001	1	1	Each share converts into 51% of Voting Rights
Common Stock	0.001	1,000,000,000	502,882,694

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DESCRIPTION OF SECURITIES

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The Common Stock

We are authorized to issue 1,000,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

On August 3, 2018, the Company filed a reverse split of one for 250 shares with the State of Nevada. FINRA has refused to approve this action.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 30,000,000 shares of Preferred A Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Nevada Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

We are authorized by our Articles of Incorporation to issue a maximum of 1 share of Special Preferred 2017 A Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Nevada Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

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Existing Preferred Stock

Series A Convertible Preferred Stock

The Company is authorized to issue 30,000,000 shares of Series A Convertible Preferred Stock, $0.001 par value per share.

Each issued and outstanding Preferred Series A Shares shall be entitled to the number of votes equal to the result of: (i) the number of shares of common stock of the Company (the "Common Shares") issued and outstanding at the time of such vote multiplied by 110%; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors.

Except as provided by law, holders of Preferred Series A Shares shall vote together with the holders of Common Shares as a single class. The Company shall not amend, alter or repeal the Preferred Shares, special rights or other powers of the Preferred Shares so as to affect adversely the Preferred Shares, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of such adversely affected Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. Each Preferred Share may be converted into ten (10) shares of common stock of the Company ("Common Share") after a holding period of 1 year at the option of the holder. No fractional shares of common stock shall be issued upon conversion of the Preferred Shares.

Participating Dividends. In the event any dividend or other distribution payable in cash or other property is declared on the Common Stock, each Holder on the record date for such dividend or distribution shall be entitled to receive per Preferred Share on the date of payment or distribution of such dividend or other distribution the amount of cash or property. "Participating Dividends") equal to the cash or property which would be received by the Holders of the number of shares of Common Stock into which such Preferred Share would be converted immediately prior to such record date; Provided, However, that in lieu of paying such dividends in cash or property, each Holder may, at its sole discretion, at the time of conversion of any or all Preferred Shares held by such Holder, receive such dividends by increasing the Transaction Value of each Preferred Share by the amount of Participating Dividends which have accrued on such Preferred Share but have not been paid by the Company.

Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders, the "Liquidation Funds", before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company.

Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares.

Participation. Subject to the rights of the Holders, if any, of the Pari Passu Shares, the Holders of the Preferred Shares shall, as Holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

Special 2017 Series A Preferred Stock

We have authorized a Special 2017 Series A Preferred Stock, par value $0.001 per share. The 2017 Series A Preferred Stock. The number of authorized share of 2017 Series A Preferred Stock is one (l) share.

Voting Rights. Except as otherwise required by law, the holder of the share of 2017 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001 and the Common Stock, par value $0.001 per share, of the Corporation as a single class.

The 2017 Series A Preferred Stock stockholder is entitled to 51% of all votes (including but not limited to common stock and preferred stock (including on an as converted basis) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

32

The 2017 Series A Preferred Stock shall not be divided into fractional shares.

Adverse Effects. The Corporation shall not amend, alter or repeal the preferred, right, powers or other terms of the 2017 Series A Preferred Stock so as to affect adversely the 2117 Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2017 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be separately as a class.

Dividends; Liquidation. The share of 2017 Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation's shareholders upon the liquidation, dissolution or winding up of the Corporation.

No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2017 Series Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the 2017 Series A Preferred Stock against impairment.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

MC Endeavors, Inc. (“MC Endeavors, Inc.,” “We,” or the “Company”) is offering up to $525,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 1,000,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Action Stock Transfer 2469 E. Fort Union Blvd. Suite 214 Salt Lake City, UT 84121, telephone 801-274-1088. Our transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

33

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

34

MC ENDEAVORS, INC.

INDEX TO FINANCIAL STATEMENTS

(UNAUDITED)

F-1

MC Endeavors, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$9,457	$7,603
Loan receivable	2,500
Total Current Assets	11,957	7,603

Fixed Asset, net	5,323

TOTAL ASSETS	$17,280	$7,603

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accrued interest	$5,857	$935
Convertible notes payable	120,297	32,583
Note payable - related party	6,000
Due to Shareholders	51,300
TOTAL LIABILITIES	183,454	33,518

Stockholders' Deficit
Preferred stock: 30,000,000 authorized; $0.001 par value 20,000,000 Preferred shares issued and outstanding, respectively	20,000	20,000
Special 2017 Series A Preferred Stock: 1 share authorized; $0.001 par value 1 Special 2017 Series A Preferred share issued and outstanding, respectively
Common stock: 1,000,000,000 shares authorized; $0.001 par value 509,739,837 and 748,882,694 shares issued and outstanding, respectively	509,740	748,883
Additional paid-in capital (Capital deficiency)	48,455	(707,283)
Stock subscription receivable	(28,020)
Accumulated deficit	(716,349)	(87,515)
Total Stockholders' Deficit	(166,174)	(25,915)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	17,280	7-603

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

MC Endeavors, Inc.

Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues	$92,213	$41,574	$143,496	$103,598

Operating Expenses
General and administration	185,329	30,400	321,399	78,172
Stock based compensation	–	30,000	394,700	30,000
Professional fees	9,122	32,204	32,609	60,017
Depreciation and amortization	214	–	241	–
Total operating expenses	194,665	92,604	748,949	168,189

Loss from operations	(102,452)	(51,030)	(605,453)	(64,591)

Other expense
Interest expense	(4,269)	–	(23,381)	–
Total other expense	(4,269)	–	(23,381)	–

Net loss before taxes	(106,721)	(51,030)	(628,834)	(64,591)
Provision for income taxes	–	–	–
Net loss	$(106,721)	$(51,030)	$(628,834)	$(64,591)

Net Loss Per Common Share – Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted Average Common Shares Outstanding	508,919,961	241,032,609	682,866,740	25,000,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

MC Endeavors, Inc.

Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(628,834)	$(64,591)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	241	–
Stock-based compensation	394,700	30,000
Amortization of debt discount	18,459	–
Convertible note payable issued for services	–	25,250
Changes in operating assets and liabilities:
Accrued interest	4,922	–
Net Cash Used in Operating Activities	(210,512)	(9,341)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(5,564)	–
Acquisition of subsidiary	–	7,600
Payment of loan receivable	(2,500)	–
Net Cash Used in Investing Activities	(8,064)	7,600

Cash Flows from Financing Activities:
Proceeds from notes payable - related party	6,000	–
Loans from related party	51,300	–
Proceeds from convertible notes	76,000	–
Proceeds from issuance of common stock	87,130	–
Net Cash Provided by Financing Activities	220,430	–

Net Change in Cash and Cash Equivalents	1,854	(1,741)
Cash and cash equivalents, beginning of period	7,603	8,645
Cash and cash equivalents, end of period	$9,457	$6,904

Supplemental Disclosure Information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Non-Cash Disclosure:
Beneficial conversion feature	$6,745	$–
Common shares cancelled by a related party	$306,000	$–

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

MC Endeavors, Inc.

Notes to the Unaudited Consolidated Financial Statements

September 30, 2018

(Prepared by Management)

NOTE 1 - ORGANIZATION AND BUSINESS

Organization and Operations

MC Endeavors, Inc. (the "Company") was incorporated in the State of Nevada on May 22, 2001, Room 21, Media, Inc. ("Room 21"), its wholly owned subsidiary, was incorporated in Wyoming on November 9, 2016, The Share TV, Inc., ("SHTV") a Wyoming corporation was incorporated on March 14, 2018, as a wholly owned subsidiary and Megola, Inc. ("MGON") a Nevada corporation was incorporated on March 29, 2001, of which the Company owns one (I) share of Special 2018 Series A Preferred Stock of MGON and 20,000,000 shares of Series D Preferred Stock of MGON.

On September 19, 2017 (the "Effective Date"), Room 21 Media, Inc. merged into the Company and became a 100% subsidiary of MC Endeavors, Inc. Furthermore, the Company entered into and closed on a share exchange agreement with Room 21 Media, Inc. and its shareholders.

On March 13, 2018, the Company formed SHTV to become a 100% subsidiary of the Company.

On May 30, 2018, pursuant to the terms of a Share Exchange Agreement, the Company transferred l00 % of the issued and outstanding equity securities of SHTV to MGON in exchange for one (I) share of Special 2018 Series A Preferred Stock of MGON and 20,000,000 shares of Series D Preferred Stock of MGON.

The Company is engaged in the business of producing, distributing and monetizing online communities for individuals and businesses to interact with industries ranging from industrial business to healthcare to entertainment.

Going Concern Matters

The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (" U.S. GAAP"), which contemplates the Company's continuation as a going concern. The Company has incurred operating losses of $605,453 during the nine months ended September 30, 2018 and has an accumulated deficit of $716,349 as of September 30, 2018. In addition, current liabilities exceed current assets by $171,497 as of September 30, 2018.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (I) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying unaudited consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared by management and are unaudited. The unaudited consolidated financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

F-5

Consolidation Policy

For September 30, 2018, the unaudited consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, Room 21 Media, Inc. and The Share TV, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

Cash and cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired. As of September 30, 2018, and December 31, 2017, the Company had $9,457 and $7,603 in cash and cash equivalents, respectively.

Revenue recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company derives its revenues from the rendering of business advisory services, such as training, implementation, consulting, and other customer-specific services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Revenues from the services rendered are recognized in proportion to the services delivered.

Any amount receivable or received, but unrecognized for revenue recognition purpose is recorded as deferred revenues.

Share-Based Expense

ASC 718, "Compensation - Stock Compensation," prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity- Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

F-6

Share-based expense totaled $394,700 for the period ended September 30, 2018.

Loss per Share Calculations

Basic earnings (loss) per share is computed by dividing income available to common shareholders by the weighted average number of common shares available. Diluted earnings per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company's diluted loss per share is the same as the basic loss per share for the period ended September 30, 2018 and December 31, 2017, as there are no potential shares outstanding that would have a dilutive effect.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable, and debt.

The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Recently Issued Accounting Standards

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3. LOAN RECEIVABLE

On July 16, 2018, the Company has advanced a fund of $2,500 to an unrelated party. The note receivable is unsecured, 0% interest bearing and payable on July 16, 2019.

NOTE 4. CONVERTIBLE NOTE PAYABLE

	September 30,	December 31,
	2018	2017
Dated September 19, 2017	$25,250	$25,250
Dated November 22, 2017	15,000	15,000
Dated November 27, 2017	7,000	7,000
Dated January 8, 2018	10,000
Dated March 23, 2018	16,000
Dated May 21, 2018	25,000
Dated September 19, 2018	25,000
Total convertible notes payable	123,250	47,250
Less: Unamortized debt discount	(2,953)	(14,667)
Total convertible notes	120,297	32,583

Less: current portion of convertible notes	$120,297	$32,583
Long-term convertible notes	$120,297	$32,583

F-7

For the nine months ended September 30, 2018 and 2017, the Company recognized interest expense of $4,922 and $0 and amortization of discount, included in interest expense, of $18,459 and $0, respectively. As of September 30, 2018, and December 31, 2017, the Company had accrued interest of $5,857 and $935, respectively.

September 19, 2017 Note

On September 19, 2017, the Company entered into a Promissory Note in the amount of $25,250 with an unrelated third party with no interest bearing for services and the note is due one year from execution date. The Holder may convert Promissory note at $1 per share with Company achieving a $20,000,000 market Cap.

November 22, 2017 Note

On November 22, 2017, the Company entered into a Promissory Note in the amount of $15,000 with an unrelated third party with 18% interest bearing and the note is due upon 90 days of funding of this agreement. The lender may convert Promissory note at a discount rate of 50%, based on the weighted 5 days average of market price prior to closing of this agreement. The Company recorded a discount on the convertible note due to a beneficial conversion feature of $15,000. The Company recorded a default penalty of $100 for the nine months ended September 30,2018. No demand for repayment has been made.

November 27, 2017 Note

On November 27, 2017, the Company entered into a Promissory Note in the amount of $7,000 with an unrelated third party with 6% annual interest bearing and the note is due on 3 months from issue date. The holder may convert Promissory note at a par value of the Company common stock of $0.001. The Company recorded a discount on the convertible note due to a beneficial conversion feature of $7,000. The default interest rate is 25%.

January 8, 2018 Note

On January 8, 2018, the Company entered into a Promissory Note in the amount of $10,000 with an unrelated third party with 10.5% annual interest bearing and the note is due on 365 days from issue date. The note may be converted at any time after the Maturity Date. The Company may convert Promissory note at a 40% discount to the previous 5- day average closing bid price per share of its common stock with a maximum conversion price of $1 per share. No demand for repayment has been made.

March 23, 2018 Note

On March 23, 2018, the Company entered into a Promissory Note in the amount of $16,000 with an unrelated third party with 6% annual interest bearing and the note is due on 6 months from issue date. The holder may convert Promissory note at a par value of the Company common stock of $0.0065. The Company recorded a discount on the convertible note due to a beneficial conversion feature of $3,692. No demand for repayment has been made.

May 21, 2018 Note

On May 21, 2018, the Company entered into a Promissory Note in the amount of $25,000 with an unrelated third party with 12% annual interest bearing and the note is due on 180 days from issue date. The holder may convert Promissory note at the maturity date at a discount rate of 50% to the previous five day average closing bid price per share with a maximum conversion price of $5 per share.

September 19, 2018 Note

On May 21, 2018, the Company entered into a Promissory Note in the amount of $25,000 with an unrelated third party with 10.5% annual interest bearing and the note is due on 365 days from issue date. The holder may convert Promissory note at a par value of the Company common stock of $0.00303. The Company recorded a discount on the convertible note due to a beneficial conversion feature of $3,053.

F-8

NOTE 5. RELATED PARTY TRANSACTIONS

Note payable

During the nine months ended September 30, 2018, the Company borrowed a total amount of $6,000 from the Company's CEO. The note is a unsecured non-interest bearing promissory note that is payable on August 3, 2019.

Due to relate parties

During the nine months ended September 30, 2018, the Company borrowed a total amount of $51,300. This loan is a non-interest bearing and due on demand.

As of September 30, 2018, the Company had note payable - related party of $6,000 and due to related parties of $51,300.

NOTE 6. STOCKHOLDERS' DEFICIT

Preferred Stock

The Company is authorized to issue 30,000,000 shares of Series A Preferred Stock at a par value of $0.001 and 1 share of Special 2017 Series A Preferred Stock at a par value of $0.001.

As of September 30, 2018 and December 31, 2017, 20,000,000 and 0 shares of Preferred Stock were issued and outstanding, respectively.

As of September 30, 2018, and December 31, 2017, 1 and 0 shares of Special 2017 Series A Preferred Stock were issued and outstanding, respectively.

Common Stock

The Company is authorized to issue l ,000,000,000 shares of common stock at a par value of $0.001. During the nine months ended September 30, 2018, the Company issued common stock as follows;

•	45,000,000 shares of common stock for service with a value of $394,700.
•	21,857,143 shares of common stock for cash of $115,150. The Company recorded subscription receivable of $28,020 as of September 30, 2018.

During the nine months ended September 30, 2018, 306,000,000 shares of common stock issued to John Stippick, CEO of the Company, on December 5, 2017 was cancelled.

As of September 30, 2018 and December 31, 2017, 502,882,694 and 748,882,694 shares of common stock were issued and outstanding, respectively.

NOTE 7. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

F-9

NOTICE OF NO INDEPENDENT AUDITOR AUDIT

The accompanying unaudited financial statements of the Company have been prepared by and are the responsibility of the Company’s management. The Company does not have an independent auditor and an independent auditor has not performed an audit of these financial statements in accordance with United States Generally Accepted Accounting Principles (US GAAP).

F-10

MC Endeavors, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$7,603	$8,645
Total Current Assets	7,603	8,645

TOTAL ASSETS	$7,603	$8,645

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accrued interest	$935	$1
Convertible notes payable	32,583	–
TOTAL LIABILITIES	33,518	–

Stockholders' Equity (Deficit)
Preferred stock: 30,000,000 authorized; $0.001 par value 20,000,000 and 0 Preferred shares issued and outstanding, respectively	20,000	–
Special 2017 Series A Preferred Stock: 1 share authorized; $0.001 par value 1 and 0 Special 2017 Series A Preferred share issued and outstanding, respectively	–	–
Common stock: 770,000,000 shares authorized; $0.001 par value 748,882,694 and 25,000,000 shares issued and outstanding, respectively	748,883	25,000
Capital deficiency	(707,283)	(23,000)
Retained earnings (deficit)	(87,515)	6,645
Total Stockholders' Equity (Deficit)	(25,915)	8,645

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,603	$8,645

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-11

MC Endeavors, Inc.

Consolidated Statements of Operations

(Unaudited)

	Year ended December 31, 2017	From Inception (November 9, 2016) to December 31, 2016

Revenues	$153,899	$21,951

Operating Expenses
General and administration	146,476	12,277
Stock based compensation	30,000	–
Professional	63,315	3,029
Total operating expenses	239,791	15,306

Net income (loss) before taxes	(94,160)	6,645
Provision for income taxes	–	–
Net income (loss)	$(94,160)	$6,645

Net Income (Loss) Per Common Share – Basic and Diluted	$(0.00)	$0.00

Weighted Average Common Shares Outstanding	349,361,314	25,000,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-12

MC Endeavors, Inc.

Consolidated Statement of Stockholders' Equity (Deficit)

(Unaudited)

	Preferred Stock		Special 2017 Series A Preferred Stock		Common Stock			Retained	Total Stockholders’
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Capital Deficiency	Earnings (Deficit)	Equity (Deficit)

Inception November 9, 2016	–	$–	–	$1	–	$–	$–	$–	$–
Shares issued to founder	–	–	–	–	25,000,000	25,000	(23,000)	–	2,000
Net Profit	–	–	–	–	–	–	–	6,645	6,645
Balance December 31, 2016	–	–	–	–	25,000,000	25,000	(23,000)	6,645	8,645

Issuance of common stock for services	–	–	–	–	375,000,000	375,000	(345,000)	–	30,000
Reverse merger adjustment	20,000,000	20,000	1	–	348,882,694	348,883	(385,223)	–	(16,340)
Beneficial conversion feature	–	–	–	–	–	–	22,000	–	22,000
Debt forgiven	–	–	–	–	–	–	23,940	–	23,940
Net loss	–	–	–	–	–	–	–	(94,160)	(94,160)
Balance December 31, 2017	20,000,000	$20,000	1	$–	748,882,694	$748,883	$(707,283)	$(87,515)	$(25,915)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-13

MC Endeavors, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31, 2017	From Inception (November 9, 2016) to December 31, 2016
Cash Flows from Operating Activities:
Net income (loss)	$(94,160)	$6,645
Adjustments to reconcile net loss to net cash used in operating activities:
Convertible note payable issued for services	25,250	–
Stock-based compensation	30,000	–
Amortization of debt discount	7,333	–
Changes in operating assets and liabilities:		–
Accrued interest	935	–
Net Cash Used in Operating Activities	(30,642)	6,645

Cash Flows from Investing Activities:
Acquisition of subsidiary	7,600	–
Net Cash Used in Investing Activities	7,600	–

Cash Flows from Financing Activities:
Proceeds from convertible notes	25,000	–
Repayment of convertible note	(3,000)	–
Proceeds from issuance of stock	–	2,000
Net Cash Provided by Financing Activities	22,000	2,000

Net Increase (Decrease) in Cash and Cash Equivalents	(1,042)	8,645
Cash and cash equivalents, beginning of period	8,645	–
Cash and cash equivalents, end of period	$7,603	$8,645

Supplemental Disclosure Information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Non-Cash Disclosure:
Debt forgiven	$23,940	$–
Beneficial conversion feature	$22,000	$–

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-14

MC Endeavors, Inc.

Notes to the Unaudited Consolidated Financial Statements

December 31, 2017 and 2016

(Prepared by Management)

NOTE 1 - ORGANIZATION AND BUSINESS

Organization and Operations

MC Endeavors, Inc. (the "Company") was incorporated in the State of Nevada on May 22, 2001 and Room 21, Media, Inc. (“Room 21”), its wholly owned subsidiary, was incorporated in Wyoming on November 9, 2016.

The Company is engaged in the business of producing, distributing and monetizing online communities for individuals and businesses to interact with industries ranging from industrial business to healthcare to entertainment.

Share Exchange and Reorganization

On September 19, 2017 (the “Effective Date”), Room 21 media, Inc. merged into MC Endeavors, Inc. and became a 100% subsidiary of MC Endeavors, Inc. Furthermore, the Company entered into and closed on a share exchange agreement with Room 21 Media, Inc. and its shareholders.

Pursuant to the terms of the share exchange agreement, MC Endeavors, Inc. issued 400,000,000 shares of its newly issued common stock and one (1) share of Special 2017 Series A Preferred Stock to the shareholders of Room 21 Media, Inc. in exchange for 32,000,000 shares of Room 21 Media, Inc.’s common stock, representing 100% of its issued and outstanding common stock, and as a result of the share exchange agreement, Room 21 Media, Inc. became a wholly owned subsidiary of MC Endeavors, Inc.

Recapitalization

For financial accounting purposes, this transaction was treated as a reverse acquisition by Room 21 Media, Inc., and resulted in a recapitalization with Room 21 Media, Inc. being the accounting acquirer and MC Endeavors, Inc. as the acquired company. The consummation of this reverse acquisition resulted in a change of control. Accordingly, the historical financial statements prior to the acquisition are those of the accounting acquirer, Room 21 Media, Inc. and have been prepared to give retroactive effect to the reverse acquisition completed on September 19, 2017, and represent the operations of Room 21 Media, Inc. The consolidated financial statements after the acquisition date, September 19, 2017 include the balance sheets of both companies at historical cost, the historical results of Room 21 Media, Inc. and the results of the Company from the acquisition date. All share and per share information in the accompanying unaudited consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

Going Concern Matters

The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company’s continuation as a going concern. The Company has incurred operating losses of $94,160 during the year ended December 31, 2017 and has an accumulated deficit of $87,515 as of December 31, 2017. In addition, current liabilities exceed current assets by $25,915 as of December 31, 2017.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying unaudited consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

F-15

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared by management and are unaudited. The unaudited consolidated financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Consolidation Policy

For December 31, 2017, the unaudited consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, Room 21 Media, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. Prior to December 31, 2017, the financial statements presented are those of Room 21 Media, Inc.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

Cash and cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired. As of December 31, 2017 and 2016, the Company had $7,603 and $8,645 in cash and cash equivalents, respectively.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, “Revenue Recognition” (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) services have been rendered; (iii) the fee is fixed or is determinable; and (iv) collectability is reasonably assured. Determination of criteria (iii) and (iv) are based on management's judgments regarding the fixed nature of the selling prices of the services delivered and the collectability of those amounts.

Revenues from the services rendered are recognized in proportion to the services delivered.

Any amount receivable or received, but unrecognized for revenue recognition purpose is recorded as deferred revenues.

Share-Based Expense

ASC 718, "Compensation – Stock Compensation," prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense totaled $30,000 for the period ended December 31, 2017.

F-16

Income taxes

The Company accounts for income taxes in accordance with ASC No. 740, “Income Taxes.” This codification prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and for carry-forward tax losses. Deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, “Income Taxes”. Accounting guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the unaudited consolidated financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the unaudited consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize any interest and penalties, if any, related to unrecognized tax benefits in tax expense.

Loss per Share Calculations

Basic earnings (loss) per share is computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the period ended December 31, 2017 and 2016, as there are no potential shares outstanding that would have a dilutive effect.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable, and debt.

The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Recently Issued Accounting Standards

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3. CONVERTIBLE NOTE PAYABLE

On September 19, 2017, the Company entered into a Promissory Note in the amount of $25,250 with an unrelated third party with no interest bearing for services and the note is due one year from execution date. The Holder may convert Promissory note at $1 per share with Company achieving a $20,000,000 market Cap.

On October 9, 2017, the Company entered into a Promissory Note in the amount of $3,000 with an unrelated third party with no interest bearing and the note is due on 1 months from issue date. The holder may convert Promissory note at a par value of the Company common stock of $0.001. On October 12, 2017, the Company repaid $3,000 in cash and the note is no longer outstanding.

On November 22, 2017, the Company entered into a Promissory Note in the amount of $15,000 with an unrelated third party with 18% interest bearing and the note is due upon 90 days of funding of this agreement. The lender may convert Promissory note at a discount rate of 50%, based on the weighted 5 days average of market price prior to closing of this agreement. The Company recorded a discount on the convertible note due to a beneficial conversion feature of $15,000 and amortized $5,000 for the year ended December 31, 2017. During the year ended December 31, 2017, the Company recognized interest expense of $900.

F-17

On November 27, 2017, the Company entered into a Promissory Note in the amount of $7,000 with an unrelated third party with 6% annual interest bearing and the note is due on 3 months from issue date. The holder may convert Promissory note at a par value of the Company common stock of $0.001. The Company recorded a discount on the convertible note due to a beneficial conversion feature of $7,000 and amortized $2,333 for the year ended December 31, 2017. During the year ended December 31, 2017, the Company recognized interest expense of $35.

NOTE 4. STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 30,000,000 shares of Series A Preferred Stock at a par value of $0.001 and 1 share of Special 2017 Series A Preferred Stock at a par value of $0.001.

As of December 31, 2017 and 2016, 20,000,000 and 0 shares of Preferred Stock were issued and outstanding, respectively.

As of December 31, 2017, and 2016, 1 and 0 shares of Special 2017 Series A Preferred Stock were issued and outstanding, respectively.

Common Stock

The Company is authorized to issue 770,000,000 shares of common stock at a par value of $0.001.

As of December 31, 2017 and 2016, 748,882,694 and 25,000,000 shares of common stock were issued and outstanding, respectively.

NOTE 5. INCOME TAX

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law. The Company has completed the accounting for the effects of the Act during the quarter ended December 31, 2017. The Company’s financial statements for the year ended December 31, 2017 reflect certain effects of the Act which includes a reduction in the corporate tax rate from 34% to 21% as well as other changes.

	Year ended December 31,
	2017	2016
Federal Income Tax benefits (expenses) attributable to
Current Operation	$(32,014)	$–
Valuation Allowance	32,014	–
Net Provision for Federal Income Taxes	$–	$–

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Deferred tax asset attributable to:
Net operating loss carryover	$32,014	$–
Effect of change in statutory rate	(13,636)	–
Valuation Allowance	(18,378)	–
Net deferred tax asset	$–	$–

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $87,515 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years. Net operating loss carry forwards begin to expire in 2037. Income taxes for December 31, 2017 and 2016 remain subject to examination by the IRS.

F-18

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Articles of Incorporation of Mees Masonry Corporation (1)
2.2	Certificate of Amendment to Articles of Incorporation of MC Endeavors, Inc., October 14, 2009 - August 13, 2018 (1)
2.3	Bylaws of MC Endeavors, Inc. (1)
3.1	Specimen Stock Certificate (1)
4.1	Subscription Agreement (2)
6.1	Incentive Stock Option Plan (1)
6.2	Management Stock Bonus Plan (1)
6.3	Performance Bonus Plan (1)
6.4	Employment Agreement of John Stippick with Room 21 Media (1)
6.5	Employment Agreement of John Stippick with MC Endeavors, Inc. (1)
6.6	Employment Agreement of Robert Munck with Room 21 Media (1)
6.7	Indemnification Agreement - Robert Munck (1)
6.8	Indemnification Agreement - John Stippick (1)
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

 __________________

(1) Previously filed and incorporated by reference with Regulation A filing on Form 1-A filed August 30, 2018.

(2) Previously filed and incorporated by reference with Regulation A filing on Form 1-A/A filed January 10, 2019.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northridge, California, on February 11, 2019.

(Exact name of issuer as specified in its charter):	MC Endeavors, Inc.

By (Signature and Title):	/s/ John Stippick
John Stippick, Chairman (Principal Executive Officer).

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ John Stippick
John Stippick, Chairman (Principal Executive Officer).

Date: February 11, 2019

/s/ John Stippick
John Stippick, Chief Financial Officer (Principal Accounting Officer).

Date: February 11, 2019

SIGNATURES OF DIRECTORS:

/s/ John Stippick	February 11, 2019
John Stippick, Director	Date